Exhibit 99.1

NEWS RELEASE

News Media Alex Clark 310-252-6397 alex.clark@mattel.com	Securities Analysts Drew Vollero 310-252-2703 drew.vollero@mattel.com

MATTEL REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Fourth Quarter Highlights

•	Worldwide net sales down 6% (including an unfavorable impact from changes in currency exchange rates of 3%);

•	North American Region[1] gross sales down 2% and International Region gross sales down 5% (including an unfavorable impact from changes in currency exchange rates of 8%);

•	Worldwide gross sales by core brands: Barbie® down 12%; Hot Wheels® up 5%; Fisher-Price® down 11% and American Girl® down 4%;

•	Gross margin decreased 410 basis points of net sales, partially due to the acquisition of MEGA® Brands;

•	SG&A increased 390 basis points of net sales, including the impact of the acquisition of MEGA Brands;

•	Operating income of $237.0 million compared to operating income of $479.3 million in the fourth quarter of 2013; and

•	Earnings per share of $0.44 (includes a negative impact of $0.05 per share from MEGA Brands integration costs[2] and a negative tax impact of $0.03 per share) vs. prior year earnings per share of $1.07.

Full Year Highlights

•	Worldwide net sales down 7% (including an unfavorable impact from changes in currency exchange rates of 2%);

•	North American Region[1] gross sales down 5% and International Region gross sales down 7% (including an unfavorable impact from changes in currency exchange rates of 4%);

•	Worldwide gross sales by core brands: Barbie down 16%; Hot Wheels up 3%; Fisher-Price down 13% and American Girl down 2%;

•	Gross margin decreased 380 basis points of net sales, partially due to the acquisition of MEGA Brands;

•	SG&A increased 270 basis points of net sales, including the impact of the acquisition of MEGA Brands;

•	Operating income of $653.7 million compared to operating income of $1.17 billion in 2013; and

•

Earnings per share of $1.45 (includes a negative impact of $0.16 per share from MEGA Brands acquisition and integration costs[3] and a tax benefit of $0.13 per share) vs. prior year earnings per share of $2.58 (included a tax benefit of $0.09).

Capital Deployment

•	Board declared 2015 first quarter cash dividend of $0.38 per share, which is flat compared to the first quarter of 2014; and

•

For the 2014 fourth quarter, the Company repurchased 1.6 million shares of its common stock at a cost of approximately $49 million, and for the year the Company repurchased 4.9 million shares of its common stock at a cost of approximately $177 million.

NEWS RELEASE

EL SEGUNDO, Calif., January 30, 2015 – Mattel, Inc. (NASDAQ: MAT) today reported 2014 fourth quarter and full year financial results. For the quarter, the Company reported net income of $149.9 million, or $0.44 per share, which includes a negative impact of $0.05 per share from MEGA Brands integration costs2 and a negative tax impact of $0.03 per share, compared to last year’s fourth quarter net income of $369.2 million, or $1.07 per share. For the year, the Company reported net income of $498.9 million, or $1.45 per share, which includes a negative impact of $0.16 per share from MEGA Brands acquisition and integration costs3 and a tax benefit of $0.13 per share, compared to last year’s net income of $903.9 million, or $2.58 per share, which included a tax benefit of $0.09.

“We are disappointed with our results but moving forward with a heightened sense of urgency to make the necessary changes to enhance our brand relevance and improve our execution,” said Christopher Sinclair, Mattel Chairman and Interim CEO. “Over the next few months, I will be focused on working with the management team to thoroughly evaluate the business in order to identify how we can improve our top-line performance and drive profitability. I am confident in our ability to revitalize our brands and our business and fully committed to delivering greater value for shareholders.”

Financial Overview

For the quarter, net sales were $1.99 billion, down 6% compared to $2.11 billion last year, with an unfavorable impact from changes in currency exchange rates of 3 percentage points. On a regional basis, fourth quarter gross sales decreased 2% in the North American Region, which consists of the United States, Canada and American Girl, with no impact from changes in currency exchange rates. For the International Region, gross sales decreased 5%, including an unfavorable impact from changes in currency exchange rates of 8 percentage points. Operating income for the quarter was $237.0 million, compared to prior year’s operating income for the quarter of $479.3 million.

For the year, net sales were $6.02 billion, down 7% compared to $6.48 billion last year, with an unfavorable impact from changes in currency exchange rates of 2 percentage points. On a regional basis, full year gross sales decreased 5% in the North American Region, with no impact from changes in currency exchange rates. For the International Region, gross sales decreased 7%, including an unfavorable impact from changes in currency exchange rates of 4 percentage points. Operating income for the year was $653.7 million, compared to prior year’s operating income of $1.17 billion.

The Company’s debt-to-total capital ratio as of December 31, 2014 was 41.6%.

NEWS RELEASE

For the year, net cash flows from operating activities were approximately $889 million, an increase of $191 million compared with approximately $698 million in 2013. The increase was primarily driven by reductions in working capital, partially offset by lower net income. Cash flows used for investing activities were approximately $709 million, an increase of $467 million, compared to approximately $242 million in 2013, driven primarily by the acquisition of MEGA Brands. Cash flows used for financing activities and other were approximately $248 million, a decrease of $504 million, compared with approximately $752 million in 2013. The change was primarily due to lower repayments of long-term debt and lower share repurchases, partially offset by lower proceeds from stock option exercises.

Capital Deployment

The Board of Directors declared a first quarter cash dividend of $0.38 per share, which is flat compared to the first quarter of 2014. The dividend will be payable on March 6, 2015 to stockholders of record on February 19, 2015.

For 2014, a portion of Mattel’s dividend will be classified as a non-dividend distribution for U.S. federal income tax purposes. Although Mattel has significant retained earnings, these earnings do not constitute “earnings and profits” as defined in U.S. Federal tax rules. Non-dividend distributions are considered a return of capital and are generally not taxable; however, the recipient must adjust their cost basis to reflect the distribution. For 2014, approximately 80% of the distribution is a non-dividend distribution. Please visit http://investor.shareholder.com/mattel/ for more information.

In the fourth quarter 2014, the Company repurchased 1.6 million shares of its common stock at a cost of approximately $49 million, and, for the year, the Company repurchased 4.9 million shares of its common stock at a cost of approximately $177 million.

Sales by Brand

Mattel Girls and Boys Brands

For the fourth quarter, worldwide gross sales for Mattel Girls & Boys Brands were $1.23 billion, down 9% versus the prior year. Worldwide gross sales for the Barbie brand were down 12%. Worldwide gross sales for Other Girls brands were down 3%. Worldwide gross sales for the Wheels category, which includes the Hot Wheels and Matchbox® brands, were up 2%. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were down 21%.

For the year, worldwide gross sales for Mattel Girls & Boys Brands were $3.90 billion, down 10% versus the prior year. Worldwide gross sales for the Barbie brand were down 16%. Worldwide gross sales for Other Girls brands were down 2%. Worldwide gross sales for the Wheels category, which includes the Hot Wheels and Matchbox® brands, were up 1%. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were down 20%.

NEWS RELEASE

Fisher-Price Brands

Fourth quarter worldwide gross sales for Fisher-Price Brands, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels® brands, were $578.9 million, down 11% versus the prior year. For the year, worldwide gross sales for Fisher-Price Brands were $1.84 billion, down 13% versus the prior year.

American Girl Brands

Fourth quarter gross sales for American Girl Brands, which offers American Girl-branded products directly to consumers, were $318.3 million, down 4% versus the prior year. For the year, gross sales for American Girl Brands were $620.7 million, down 2% versus the prior year.

Construction and Arts & Crafts Brands

Fourth quarter gross sales for Construction and Arts & Crafts Brands, which includes the MEGA BLOKS® and RoseArt® brands, were $130.0 million. For the year, gross sales for Construction and Arts & Crafts Brands were $315.0 million. Mattel acquired MEGA Brands Inc. on April 30, 2014.

Live Webcast

Mattel will webcast its 2014 fourth quarter and full year financial results conference call at 8:30 a.m. Eastern time today. The conference call will be webcast on the “Investors” section of the Company’s corporate website: http://corporate.mattel.com. To listen to the live call, log in to the website at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the company’s website for 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 11:30 a.m. Eastern time the morning of the call until Friday, February 6, 2015, and may be accessed by dialing +1-404-537-3406. The passcode is 61570566.

Information required by Securities and Exchange Commission Regulation G, regarding non-GAAP financial measures, as well as other financial and statistical information, will be available at the time of the webcast on the “Investors” section of http://corporate.mattel.com/, under the sub-heading “Financial Information.”

About Mattel

The Mattel family of companies (Nasdaq: MAT) is the worldwide leader in the design, manufacture and marketing of toys and family products. Mattel’s portfolio of best-selling brands includes Barbie®, the most popular fashion doll ever produced, Hot Wheels®, Monster High®, American Girl®, Thomas & Friends® and Fisher-Price® brands, including Little People® and Power Wheels®, MEGA® Brands, including MEGA BLOKS® and RoseArt®, as well as a wide array of entertainment-inspired toy lines. In 2013, Mattel was named one of the “World’s Most Ethical Companies” by Ethisphere Magazine and in 2014 ranked No. 5 on Corporate

NEWS RELEASE

Responsibility Magazine’s “100 Best Corporate Citizens” list. With worldwide headquarters in El Segundo, Calif., Mattel’s companies employ 31,000 people in 40 countries and territories and sell products in more than 150 nations. At Mattel, we are Creating the Future of Play. Visit us at www.mattel.com, www.facebook.com/mattel or www.twitter.com/mattel.

Forward-looking Statements

This press release contains forward-looking statements on a variety of matters. These forward-looking statements are based on currently available operating, financial, economic and other information and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2014, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

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[1]	Consists of the United States, Canada and American Girl.
[2]	Consists of integration costs, including amortization of acquired intangible assets.
[3]	Consists of acquisition and integration costs, including amortization of acquired intangible assets and inventory fair value markup above cost.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended December 31,					For the Year Ended December 31,
(In millions, except per share and percentage information)	2014		2013		Yr / Yr % Change	2014		2013		Yr / Yr % Change
	$ Amt	% Net Sales	$ Amt	% Net Sales		$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,994.0		$2,113.2		-6%	$6,023.8		$6,484.9		-7%
Cost of sales	988.2	49.6%	962.4	45.5%	3%	3,022.8	50.2%	3,006.0	46.4%	1%

Gross Profit	1,005.8	50.4%	1,150.8	54.5%	-13%	3,001.0	49.8%	3,478.9	53.6%	-14%
Advertising and promotion expenses	323.8	16.2%	282.9	13.4%	14%	733.2	12.2%	750.2	11.6%	-2%
Other selling and administrative expenses	445.0	22.3%	388.6	18.4%	14%	1,614.1	26.8%	1,560.6	24.1%	3%

Operating Income	237.0	11.9%	479.3	22.7%	-51%	653.7	10.9%	1,168.1	18.0%	-44%
Interest expense	22.1	1.1%	20.3	1.0%	8%	79.3	1.3%	78.5	1.2%	1%
Interest (income)	(2.1)	-0.1%	(1.5)	-0.1%	46%	(7.4)	-0.1%	(5.6)	-0.1%	33%
Other non-operating expense (income), net	0.5		(1.4)			(5.1)		(3.9)

Income Before Income Taxes	216.5	10.9%	461.9	21.9%	-53%	586.9	9.7%	1,099.1	16.9%	-47%
Provision for income taxes	66.6		92.7			88.0		195.2

Net Income	$149.9	7.5%	$369.2	17.5%	-59%	$498.9	8.3%	$903.9	13.9%	-45%

Net Income Per Common Share - Basic	$0.44		$1.08			$1.46		$2.61

Weighted average number of common shares	338.4		339.4			339.0		343.4

Net Income Per Common Share - Diluted	$0.44		$1.07			$1.45		$2.58

Weighted average number of common and potential common shares	339.5		343.2			340.8		347.5

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

WORLDWIDE GROSS SALES INFORMATION (Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
(In millions, except percentage information)	2014		2013		2014		2013
Worldwide Gross Sales:
Mattel Girls & Boys Brands	$1,228.1		$1,350.6		$3,897.2		$4,315.9
% Change		-9%		-4%		-10%		3%
Pos./(Neg.) Impact of Currency (in % pts)		-5		0		-2		-1
Fisher-Price Brands	578.9		647.4		1,842.6		2,120.7
% Change		-11%		-13%		-13%		-6%
Pos./(Neg.) Impact of Currency (in % pts)		-4		0		-1		-1
American Girl Brands	318.3		331.6		620.7		632.5
% Change		-4%		3%		-2%		11%
Construction and Arts & Crafts Brands	130.0		—		315.0		—
Other	18.1		19.3		42.9		48.7

Gross Sales	$2,273.4		$2,348.9		$6,718.4		$7,117.8

% Change		-3%		-6%		-6%		1%
Pos./(Neg.) Impact of Currency (in % pts)		-4		-1		-2		0

Reconciliation of Non-GAAP to GAAP Financial Measure:
Gross Sales	$2,273.4		$2,348.9		$6,718.4		$7,117.8
Sales Adjustments	(279.4)		(235.7)		(694.6)		(632.9)

Net Sales	$1,994.0		$2,113.2		$6,023.8		$6,484.9

% Change		-6%		-6%		-7%		1%
Pos./(Neg.) Impact of Currency (in % pts)		-3		0		-2		-1

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

CONDENSED CONSOLIDATED BALANCE SHEETS

	At December 31,
	2014	2013
(In millions)	(Unaudited)
Assets
Cash and equivalents	$971.7	$1,039.2
Accounts receivable, net	1,093.2	1,260.1
Inventories	562.0	568.8
Prepaid expenses and other current assets	559.1	509.9

Total current assets	3,186.0	3,378.0
Property, plant, and equipment, net	737.9	659.3
Other noncurrent assets	2,798.1	2,402.3

Total Assets	$6,722.0	$6,439.6

Liabilities and Stockholders’ Equity
Short-term borrowings	$—	$4.3
Accounts payable and accrued liabilities	1,070.1	1,015.4
Income taxes payable	18.8	27.7

Total current liabilities	1,088.9	1,047.4
Long-term debt	2,100.0	1,600.0
Other noncurrent liabilities	584.0	540.6
Stockholders’ equity	2,949.1	3,251.6

Total Liabilities and Stockholders’ Equity	$6,722.0	$6,439.6

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	At December 31,
(In millions, except days and percentage information)	2014	2013

Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	49	54
Total debt outstanding	$2,100.0	$1,604.3
Total debt-to-total capital ratio	41.6%	33.0%

	Year Ended December 31,
(In millions)	2014 (a)	2013
Condensed Cash Flow Data:
Cash flows from operating activities	$889	$698
Cash flows (used for) investing activities	(709)	(242)
Cash flows (used for) financing activities and other	(248)	(752)

Decrease in cash and equivalents	$(68)	$(296)

(a)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2014.